UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2018

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Financing Transactions

On October 15, 2018, Penn National Gaming, Inc. (“Penn”) entered into that certain Incremental Joinder Agreement No. 1 (the “Incremental Joinder”), among Penn, certain subsidiaries of Penn party thereto as guarantors (the “Guarantors”), Bank of America, N.A., as letter of credit lender, swingline lender, administrative agent and collateral agent (the “Administrative Agent”) and the lenders party thereto, which amended the Amended and Restated Credit Agreement dated as of January 19, 2017, among Penn, the Guarantors, the lenders party thereto and the Administrative Agent as amended by the First Amendment dated February 23, 2018 (as so amended, the “Amended Credit Agreement”).  Following the closing of the Merger (as defined below), Pinnacle Entertainment, Inc. (“Pinnacle”) and certain of its subsidiaries became guarantors under the Amended Credit Agreement.

The Incremental Joinder provides for a $430,174,375 senior secured term loan A facility (the “Term Loan A Facility”) and a $1,128,750,000 senior secured term loan B facility (the “Term Loan B Facility” and together with the Term Loan A Facility, the “New Credit Facilities”).  The proceeds of the New Credit Facilities were used to pay the Merger Consideration (as defined below), repay certain existing indebtedness of Penn and Pinnacle, to pay related fees and expenses and for general corporate purposes.

The interest rates per annum applicable to loans under the New Credit Facilities are, at Penn’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin. The applicable margin for the Term Loan A Facility ranges from 1.25% to 3.00% per annum for LIBOR loans and 0.25% to 2.00% per annum for base rate loans, in each case depending on Penn’s total net leverage ratio. The applicable margin for the Term Loan B Facility is 2.25% per annum for LIBOR loans and 1.25% per annum for base rate loans. The Term Loan B Facility is subject to a LIBOR “floor” of zero. The loans under the Term Loan A Facility were issued with an upfront fee of 0.50% on the amount of such loans, and the loans under the Term Loan B Facility were issued with an upfront fee of 0.25% of the amount of such loans.

The Term Loan A Facility is subject to interim amortization, to be paid in equal quarterly installments, in annual amounts as follows: (1) 1.25% of the principal amount of the Term Loan A Facility as of October 15, 2018 (“Closing Date TLA Amount”) beginning with the first full fiscal quarter ending after the Effective Time (as defined below) and ending with the eighth full fiscal quarter ending after the Effective Time; (2) 1.875% of the Closing Date TLA Amount beginning with the ninth full fiscal quarter ending after the Effective Time and ending with the twelfth full fiscal quarter ending after the Effective Time; and (3) 2.50% of the Closing Date TLA Amount beginning with the thirteenth full fiscal quarter ending after the Effective Time, with the balance due and payable on October 19, 2023. The Term Loan B is subject to interim amortization in an annual amount of 1.00% of the principal amount of the Term Loan B Facility as of October 15, 2018, to be paid in equal quarterly installments, beginning with the first full fiscal quarter after the Effective Time, with the remaining amount payable on October 15, 2025.

The New Credit Facilities contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of Penn and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, pay dividends and other restricted payments and prepay unsecured indebtedness and junior lien indebtedness. The New Credit Facilities have three financial covenants: a maximum senior secured net leverage ratio of 4.25 to 1.00 (subject to step-downs to 3.00 to 1.00), a maximum total net leverage ratio of 5.25 to 1.00 (subject to step-downs to 4.25 to 1.00) and a minimum interest coverage ratio of 2.50 to 1.00. The New Credit Facilities also contain certain customary affirmative covenants and events of default.

A copy of the Incremental Joinder is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Incremental Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Joinder.

The parties to the agreements above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for Penn, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, Penn and their respective affiliates in the ordinary course of their business.

Pinnacle Master Lease

The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the Pinnacle Master Lease, amendments thereto and Penn’s guarantee thereof is incorporated herein by reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

Acquisition of Pinnacle

On October 15, 2018, pursuant to the Agreement and Plan of Merger, dated as of December 17, 2017, (the “Merger Agreement”) by and among Pinnacle, Penn and Franchise Merger Sub, Inc. (“Merger Sub”), Penn completed its previously announced acquisition of Pinnacle by way of the merger of Merger Sub with and into Pinnacle (the “Merger”) with Pinnacle surviving the Merger as a wholly owned subsidiary of Penn.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Pinnacle common stock issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive $20.00 in cash and 0.42 of a share of Penn common stock, with cash paid in lieu of fractional shares (the “Merger Consideration”).  The aggregate Merger Consideration consisted of approximately 26.3 million shares of Penn common stock and approximately $1.25 billion in cash (inclusive of amounts issued or paid at closing in respect of Pinnacle equity awards as described in the next paragraph).

At the Effective Time, each outstanding and unexercised Pinnacle stock option and each other Pinnacle long-term incentive award, whether vested or unvested, that was granted before December 17, 2017 was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Pinnacle common stock underlying such award (less, in the case of Pinnacle stock options, the applicable exercise price).  Performance-based awards granted in 2016 were settled based on actual performance; performance-based awards granted on April 4, 2017 were settled assuming the applicable performance conditions were satisfied; and the remainder of performance-based awards granted in 2017 were settled based on actual performance conditions for 2017 and target performance conditions for 2018 and 2019 were satisfied.  Performance conditions with respect to performance-based awards granted after the signing of the Merger Agreement were deemed satisfied at target as of the Effective Time.  A portion of such performance-based awards vested as of the Effective Time and were settled for the Merger Consideration; the balance of these awards are being assumed by Penn (and, in the case of performance-based awards, converted into time-based awards) and will vest subject to continued service with Penn.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Divestitures to Boyd Gaming Corporation

Concurrently with the closing of the Merger, Penn consummated the previously announced transactions under the Membership Interest Purchase Agreement, dated as of December 17, 2017, as amended, (the “Divestiture Agreement”) by and among Boyd Gaming Corporation (“Boyd”), Boyd TCIV, LLC (“Boyd Purchaser”), Penn, Pinnacle and Pinnacle MLS, LLC (“Pinnacle Tenant”) pursuant to which Boyd Purchaser acquired certain Pinnacle subsidiaries which operate the casinos known as Ameristar Casino Resort & Spa St. Charles (Missouri), Ameristar Casino Hotel Kansas City (Missouri), Belterra Casino Resort (Indiana), and Belterra Park (Ohio) (collectively, the “Divestitures”).  The aggregate purchase price for the Divestitures was approximately $563.5 million, subject to certain adjustments.

The foregoing description of the Divestitures does not purport to be complete and is qualified in its entirety by the full text of the Divestiture Agreement, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Sale of Belterra Park Real Property to Boyd

Concurrently with the closing of the Merger and the Divestitures, a subsidiary of Boyd acquired the real estate associated with Pinnacle’s Belterra Park casino in Cincinnati, Ohio utilizing mortgage financing from a subsidiary of Gaming and Leisure Properties, Inc. (“GLPI”).  Penn received aggregate sale proceeds of approximately $57.7 million in this transaction.

Plainridge Park Sale-Leaseback; Guarantee of Pinnacle Master Lease

Concurrently with the closing of the Merger and the Divestitures, Gold Merger Sub, LLC (“Gold Merger Sub”), a wholly owned subsidiary of GLPI, completed the previously announced acquisition of real estate associated with Penn’s Plainridge Park Casino in Plainville, Massachusetts from Plainville Gaming and Redevelopment, LLC (“Plainville Gaming”) under the Purchase Agreement by and between Plainville Gaming, Penn and Gold Merger Sub, dated as of December 17, 2017 (the “Plainridge Park Purchase Agreement”), for an aggregate purchase price of $250 million.

Pursuant to the terms of the Plainridge Park Purchase Agreement, Gold Merger Sub and Pinnacle Tenant entered into Amendment No. 4 (the “Fourth Amendment to Master Lease”) to that certain Master Lease, dated as of April 28, 2016 (the “Pinnacle Master Lease”) by and between Gold Merger Sub’s predecessor and Pinnacle Tenant, as previously amended by Amendments No. 1, No. 2 and No. 3 thereto (the “Previous Amendments”), to add the real estate associated with the Plainridge Park casino to the Pinnacle Master Lease and to take certain other action described in the Fourth Amendment to Master Lease.  At closing, Penn also guaranteed the tenant’s obligations under the Pinnacle Master Lease pursuant to a Guarantee Agreement dated as of October 15, 2018 (the “Guarantee Agreement”).

The foregoing description of the Plainridge Park Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is attached as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Pinnacle Master Lease, the Previous Amendments, the Fourth Amendment to Master Lease and the Guarantee Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreements filed respectively as Exhibits 10.2 – 10.7 hereto and incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 7.01              Regulation FD Disclosure.

On October 15, 2018, Penn issued a press release announcing the completion of the Merger and related transactions.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Penn intends to file the financial statements required by Item 9.01(a) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.  Penn intends to file the pro forma financial information required by Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)           Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and among Pinnacle Entertainment, Inc., Penn National Gaming, Inc. and Franchise Merger Sub, Inc., dated as of December 17, 2017 (incorporated by reference to Exhibit 2.1 to Penn’s Current Report on Form 8-K filed December 20, 2017)*

2.2

Membership Interest Purchase Agreement by and among Boyd Gaming Corporation, Boyd TCIV, LLC, Penn National Gaming, Inc., Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.2 to Penn’s Current Report on Form 8-K filed December 20, 2017)*

2.3

Purchase Agreement by and between Plainville Gaming and Redevelopment, LLC (d/b/a Plainridge Park Casino), Penn National Gaming, Inc. and Gold Merger Sub, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.5 to Penn’s Current Report on Form 8-K filed December 20, 2017)*

10.1

Incremental Joinder Agreement No. 1, dated as of October 15, 2018 by and among Penn National Gaming, Inc., certain subsidiaries of Penn National Gaming, Inc. party thereto as guarantors, Bank of America, N.A., as letter of credit lender, swingline lender, administrative agent and collateral agent and the lenders party thereto

10.2

Master Lease, dated April 28, 2016, by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc. (incorporated by reference to Exhibit 2.2 to Pinnacle’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)*

10.3

First Amendment to Master Lease, dated August 29, 2016, by and between Pinnacle MLS, LLC and Gold Merger Sub, LLC (incorporated by reference to Exhibit 2.3 to Pinnacle’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2016 (SEC File No. 001-37666)

10.4

Second Amendment to Master Lease, dated October 25, 2016, by and between Pinnacle MLS, LLC and Gold Merger Sub, LLC (incorporated by reference to Exhibit 2.4 to Pinnacle’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2016 (SEC File No. 001-37666)

10.5

Third Amendment to Master Lease, dated March 24, 2017, by and between Pinnacle MLS, LLC and Gold Merger Sub, LLC (incorporated by reference to Exhibit 10.1 to Pinnacle’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017 (SEC File No. 001-37666)

10.6	Fourth Amendment to Master Lease, dated as of October 15, 2018, by and between Pinnacle MLS, LLC and Gold Merger Sub, LLC*
10.7	Guarantee of Master Lease, dated as of October 15, 2018, by Penn National Gaming, Inc.
99.1	Press Release dated October 15, 2018

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Penn agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and Chief Financial Officer